                                                                 Exhibit 10.1(d)
                          LONE STAR TECHNOLOGIES, INC.



                                AMENDMENT TO THE
                   1985 LONG-TERM INCENTIVE PLAN (THE "PLAN")

              APPROVED BY THE BOARD OF DIRECTORS ON MARCH 21, 2000
                         AND SHAREHOLDERS ON MAY 9, 2000


         Section 13 of the Plan is amended to read in its entirety as follows:

         "SECTION 13. TRANSFERABILITY. Awards hereunder are not transferable except by will or the laws of descent, provided, however, that non-qualified stock Options may be transferred as a gift by a participant or non-executive director to that participant's or non-executive director's family member. For purposes of this Section, "family member" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse or sibling, including adoptive relationships, a trust in which these persons have one hundred percent of the beneficial interest, a foundation in which these persons (or the participant or non-executive director) control the management of assets, and any other entity in which these persons (or the participant or non-executive director) own one hundred percent of the voting interests. With respect to any Option transferred to a family member, all references in this Plan to a participant or non-executive director shall continue to mean the original holder of the Option except that the family member transferee shall be entitled to exercise the Option and be issued shares upon such exercise upon the same terms and conditions as such original holder, including without limitation the right to exercise the Option during the applicable period of time following the original holder's cessation or termination of employment, Retirement or death. Except as set forth in the preceding provisions of this Section 13, Options and stock appreciation rights may be exercised during the lifetime of the participant or non-executive director only by the participant or non-executive director and after the death of such person, only as provided in Section 10."